Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Members
Theraplant, LLC

Results of Review of Interim Consolidated Financial Statements

We have reviewed the accompanying interim consolidated balance sheets of Theraplant, LLC (the “Company”), as of September 30, 2021, and the related interim consolidated statements of operations for the three and nine-month periods ended September 30, 2021 and 2020, changes in members’ equity, and cash flows for the nine-month periods ended September 30, 2021 and 2020, and the related notes (collectively referred to as the “interim consolidated financial statements”). Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ Macias Gini & O’Connell LLP

New York, New York
November 17, 2021

THERAPLANT, LLC

Consolidated Balance Sheets

September 30, 2021 and December 31, 2020

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$3,678,125	$2,263,061
Accounts Receivable, Net	1,381,115	1,420,896
Inventories	3,230,929	3,298,310
Prepaid Expenses and Other Current Assets	239,756	233,221
Total Current Assets	8,529,925	7,215,488
Property and Equipment, Net	12,264,611	8,073,028
TOTAL ASSETS	$20,794,536	$15,288,516

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable and Accrued Liabilities	$1,494,426	$1,349,285
Current Portion of Notes Payable	216,676	68,674
Distributions Payable to Members	-	169,782
Total Current Liabilities	1,711,102	1,587,741
Deferred Tax Liabilities	58,000	57,500
Note Payables, Net of Current Portion	5,147,027	1,686,182
TOTAL LIABILITIES	6,916,129	3,331,423
Commitments and Contingencies
TOTAL MEMBERS’ EQUITY	13,878,407	11,957,093
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$20,794,536	$15,288,516

The Accompanying Notes are an Integral Part of These Unaudited Consolidated Financial Statements.

THERAPLANT, LLC

Unaudited Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2021 and 2020

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues, net of discounts	$6,235,744	$7,366,062	$19,955,892	$21,344,457
Cost and expenses from operations:
Costs of goods sold (excluding depreciation)	2,001,181	2,469,397	6,420,529	6,881,485
Selling and Marketing	12,004	116,148	198,159	256,353
General, and Administrative	853,002	532,961	2,850,983	1,972,998
Depreciation	204,805	199,105	606,780	597,314
Total costs and expenses	3,070,992	3,317,611	10,076,451	9,708,150
Income from operations	3,164,752	4,048,451	9,879,441	11,636,307
Other Income (Expense):
Interest Expense, net	(62,491)	(25,987)	(145,652)	(78,263)
Total Other Income (Expense)	(62,491)	(25,987)	(145,652)	(78,263)
Income Before Provision for Income Taxes	3,102,261	4,022,464	9,733,789	11,558,044
Provision for Income Taxes	(262,625)	(286,125)	(812,475)	(889,500)
Net Income	$2,839,636	$3,736,339	$8,921,314	$10,668,544

Net Income per share - basic and diluted - attributable to:
Angel Founder Units	$13.73	$18.07	$43.15	$29.93
Series A Units	13.73	18.07	43.15	139.07
Series R Units	13.73	18.07	43.15	26.48

Weighted average shares - basic and diluted - attributable to:
Angel Founder Units	110,000	110,000	110,000	110,000
Series A Units	42,761	42,761	42,761	42,761
Series R Units	54,000	54,000	54,000	54,000

The Accompanying Notes are an Integral Part of These Unaudited Consolidated Financial Statements.

THERAPLANT, LLC

Unaudited Consolidated Statements of Changes in Members’ Equity
Nine Months Ended September 30, 2021 and 2020

Total
Balance, December 31, 2020	$11,957,093
Distributions to Members	(7,000,000)
Net Income	8,921,314
Balance, September 30, 2021	$13,878,407
Balance, December 31, 2019	$12,762,403
Distributions to Members	(8,449,238)
Warrants Exercised for Cash	54,000
Net Income	10,668,544
Balance, September 30, 2020	$15,035,709

The Accompanying Notes are an Integral Part of These Unaudited Consolidated Financial Statements.

THERAPLANT, LLC

Unaudited Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2021 and 2020

	September 30, 2021	September 30, 2020
CASH FLOW FROM OPERATING ACTIVITIES
Net income	$8,921,314	$10,668,544
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	606,780	597,314
Deferred tax liabilities	500	5,250
Changes in operating assets and liabilities:
Accounts receivable	39,781	(140,973)
Inventories	67,381	523,782
Prepaid expenses and other current assets	(6,535)	(72,982)
Accounts payable and accrued liabilities	145,141	827,399
NET CASH PROVIDED BY OPERATING ACTIVITIES	9,774,362	12,408,334
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,798,363)	(480,370)
NET CASH USED IN INVESTING ACTIVITIES	(4,798,363)	(480,370)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from notes payable, net of loan fees	3,696,230	-
Distributions to members	(7,169,782)	(12,931,213)
Warrants exercised for cash	-	54,000
Principal repayments of notes payable	(87,383)	(46,489)
NET CASH USED IN FINANCING ACTIVITIES	(3,560,935)	(12,923,702)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	1,415,064	(995,738)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,263,061	7,185,250
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,678,125	$6,189,512
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$135,242	$76,673
Distributions To Members
Accrued distributions as of December 31, 2020 and 2019	$169,782	$4,704,197
Distribution to members, September 30, 2021 and 2020	7,000,000	8,449,238
Accrued distributions as of September 30, 2021 and 2020	-	(222,222)
Cash distributions to members	$7,169,782	$12,931,213

The Accompanying Notes are an Integral Part of These Unaudited Consolidated Financial Statements.

THERAPLANT, LLC

Notes to Consolidated Financial Statements

1.	NATURE OF OPERATIONS

Theraplant, LLC, (the “Company”) is a licensed producer of medical cannabis in Connecticut pursuant to the provisions of the State of Connecticut, Department of Consumer Protection rules & regulations. The Company received its license from the State of Connecticut Department of Consumer Protection on February 7, 2014.

The Company has one wholly-owned subsidiary, TPT Holdings, LLC. TPT Holdings, LLC, has not had any activity since inception other than its singular purpose of holding units (0.78% ownership) in Leafline Industries, LLC.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Preparation

The accompanying unaudited consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and reflect the accounts and operations of the Company. The accompanying financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2020. Results for the nine months ended September 30, 2021 are not necessarily an indication of the results that may be expected for the full year ending December 31, 2021.

In March 2020, the World Health Organization declared the coronavirus (COVID-19) a global pandemic. This contagious disease outbreak, which has continued to spread, and any related adverse public health developments, has adversely affected workforces, customers, economies, and financial markets globally, potentially leading to an economic downturn. It has also disrupted the normal operations of many businesses, including those of the Company. This outbreak could decrease spending, adversely affect demand for the Company’s product and harm the Company’s business and results of operations. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on its business or results of operations at this time.

(b)	Basis of Consolidation

The accompanying consolidated financial statements include the accounts of Theraplant, LLC, and its wholly-owned subsidiary, TPT Holdings, LLC. TPT Holdings, LLC is fully consolidated and will continue to be consolidated until the date when such control ceases. The financial statements of TPT Holdings, LLC is prepared for the same reporting period as the Company. All intercompany balances and transactions are eliminated.

(c)	Cash and Cash Equivalents

Cash and Cash Equivalents include cash deposits in financial institutions and other deposits that are readily convertible to cash. However, these deposits in the financial institutions are not covered by FDIC Insurance.

THERAPLANT, LLC

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(d)	Income Taxes

The Company’s Members have elected to have the Company treated as a partnership for federal income tax purposes. As such, all the Company’s items of income, loss, deduction, and credit are passed through to, and reported by the Company’s Members in computing their own taxable income.

The State of Connecticut imposes a 6.99% pass through income based tax on partnership earnings, resulting in the applicability of ASC 740.

The Company has computed its provision for income taxes under the discrete method which treats the year-to-date period as if it were the annual period and determines the income tax expense or benefit on that basis. The discrete method is applied when application of the estimated annual effective tax rate is impractical because it is not possible to reliably estimate the annual effective tax rate. We believe that, at this time, the use of this discrete method is more appropriate than the annual effective tax rate method as the estimated annual effective tax rate method is not reliable due to the high degree of uncertainty in estimating annual pre-tax income due to the early growth stage of the business.

As the Company operates in the cannabis industry, it is subject to the limits of IRC Section 280E under which the Company is only allowed to deduct expenses directly related to sales of product. This results in permanent differences between ordinary and necessary business expenses deemed non-allowable under IRC Section 280E.

State income tax expense for the three months ended September 30, 2021 and 2020 is $262,625 and $286,125, respectively. State income tax expenses for the nine months ended September 30, 2021 and 2020 is $812,475 and $889,500, respectively. State tax payable/(prepaid) included in “Accounts Payable and Accrued Expenses” on the consolidated balance sheets as of September 30, 2021 and December 31, 2020 is ($22,979) and $209,046, respectively.

The deferred tax amounts relate to temporary differences between federal and state depreciation regulations. The deferred tax liabilities on the consolidated balance sheets as of September 30, 2021 and December 31, 2020, are $58,000 and $57,500, respectively.

(e)	Revenue Recognition

On January 1, 2020, the Company adopted Financial Accounting Standards Board (“FASB”) Audit Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers” and all the related amendments, which are also codified into Accounting Standards Codification (“ASC”) 606, “Revenue from Contracts with Customers”.

Through application of this standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

THERAPLANT, LLC

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(e)	Revenue Recognition (Continued)

In order to recognize revenue under ASC 606, the Company applies the following five (5) steps:

1.	Identify a customer along with a corresponding contract;
2.	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
3.	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
4.	Allocate the transaction price to the performance obligation(s) in the contract;
5.	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues is generally recognized at a point in time when control over goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s policy.

The Company’s policy is not to offer returns and credits on products sold.

(f)	Net Income Per Unit

The Company follows the two-class method when computing net income per unit as the Company has issued units that meet the definition of participating securities. The two-class method determines net income per unit for each class of Angel Founder Units, Series A and Series R Units and Service units according to distributions declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to the Angel Founder Units, Series A Units and Series R Units for the period to be allocated between the Angel Founder Units, Series R Units, and Series A Units based upon their respective ownership rights. To share in undistributed earnings as if all income for the period had been distributed.

Basic net income per unit attributable to Angel Founder Units, Series A Units and Series R Units is computed by dividing net income attributable to those units by the respective weighted-average number of units outstanding for the period. Diluted net income per unit attributable to Angel Founder Units, Series A and Series R Units is computed by adjusting net income attributable to Angel Founder Units, Series A Units and Series R Units to consider reallocate undistributed earnings based on the potential impact of dilutive securities. Diluted net income per unit attributable to Angel Founder Units, Series A Units and Series R Units is computed by dividing the diluted net income attributable to the respective unit class by the weighted-average number of units outstanding for the period, including potentially dilutive units. For purposes of this calculation, the Company’s outstanding warrants are considered potentially dilutive Series R Units.

The Company’s Series A Units contractually entitle the holders of such securities to participate in distributions limited to their original investment plus 35%. Once the Series A Units have been repaid their investment plus a 35% return, they share based on their ownership percentage with the Angel Founder Units and Series R Units, respectively. The Company completed the repayment of the Series A Unit holders’ original investment plus 35% return during 2020.

THERAPLANT, LLC

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(g)	Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results ultimately may differ from the estimates and those differences could be material.

(h)	Recently Issued But Not Yet Adopted Accounting Pronouncements

In March 2020, the FASB issued ASU 2020-04 (ASU), Reference Rate Reform (Topic 848) (“ASC 848”), this standard provides optional guidance for a limited period of time to ease the potential burden in accounting for the effects of reference rate reform on financial reporting. Reference rates are widely used in a broad range of financial instruments and other agreements. In response to concerns about structural risks of interbank offered rates, regulators in several jurisdictions around the world have undertaken efforts generally referred to as reference rate reform, to identify alternative reference rates that are more observable or transaction-based and less susceptible to manipulation. As a result of the reference rate reform initiative, certain widely used reference rates are expected to be discontinued. The ASU can be adopted no later than December 31, 2022 with early adoption permitted. The Company is evaluating the effect of adopting this new accounting guidance.

(i)	Reclassification

Certain prior year/period amounts have been reclassified for consistency with the current period presentation.

(j)	Segment Reporting

Operating segments are identified as components of an enterprise where separate discrete financial information is available for evaluation by the chief operating decision maker in making decisions on how to allocate resources and assess performance. The Company operates as a single segment which is its only reportable segment: the production and sale of cannabis products. The Company has determined that its Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer, and the CODM makes decisions based on the Company as a whole.

THERAPLANT, LLC

Notes to Consolidated Financial Statements (Continued)

3.	INVENTORIES

At September 30, 2021 and December 31, 2020, the Company’s inventories consisted of the following:

	September 30, 2021	December 31, 2020
Raw materials, packaging supplies and consumables	$722,234	$666,516
Work In process	2,025,516	2,131,736
Finished goods	483,179	500,058
Total Inventories	$3,230,929	$3,298,310

4.	PROPERTY AND EQUIPMENT

At September 30, 2021 and December 31, 2020, the Company’s property and equipment consisted of the following:

	September 30, 2021	December 31, 2020
Land	$488,193	$488,193
Land Improvements	356,628	356,628
Buildings and Improvements	10,900,006	6,612,492
Furniture and Fixtures	460,561	180,155
Computer Equipment and Software	81,492	74,448
Vehicles	131,466	100,473
Production and Processing Equipment	5,048,918	4,856,512
Total Property and Equipment, Gross	17,467,264	12,668,901
Less accumulated depreciation	(5,202,653)	(4,595,873)
Property and Equipment, Net	$12,264,611	$8,073,028

Depreciation expense for the three months ended September 30, 2021 and 2020 totaled $204,805 and $199,105, respectively. Depreciation expense for the nine months ended September 30, 2021 and 2020 totaled $606,780 and $597,314, respectively.

THERAPLANT, LLC

Notes to Consolidated Financial Statements (Continued)

5.	NOTES PAYABLE

At September 30, 2021 and December 31, 2020, notes payable consisted of the following:

	September 30, 2021	December 31, 2020
Promissory note dated March 31, 2017, in the original amount of $2,000,000, which matures April 1, 2027. Principal and interest (compute at 5.5% per annum) payments of $13,849 are due monthly through March 2022. On April 1, 2022, the interest rate adjusts to equal 3% above the Federal Home Loan Bank of Boston “Classic Advance Rate” for 5 years, however, monthly payments of principal and interest may not be less than $13,849 through April 1, 2027, upon which date the unpaid principal amount is due.	$1,727,597	$1,778,725
Construction loan dated February 22, 2021, provides for borrowing up to $4,360,000, which matures on February 1, 2032. The note shall bear interest through January 31, 2027, at a rate of 6.875% per annum, adjusting to 3% above the Federal Home Loan Bank of Boston “Classic Advance Rate” on February 1, 2027 for the duration of the loan, with a “floor interest rate” of 5.5%.	3,287,961	-
Commercial term loan dated February 22, 2021, in the original amount of $550,000, which matures on March 1, 2026. The note shall bear interest for the entire term of the loan at a rate of 6.875% per annum. The commercial term note is secured by a General Security Agreement and other Loan Documents and is subject to various financial and non-financial covenants.	503,335	-
Total Notes Payable	$5,518,893	$1,778,725
Less deferred loan finance costs	(155,190)	(23,869)
Less current portion	(216,676)	(68,674)
Note Payables, Net of Current Portion	$5,147,027	$1,686,182

The aggregate annual principal maturities of debt as of September 30, 2021 and December 31, 2020 for the next five years and thereafter are as follows:

2022	$216,676	$68,674
2023	264,475	72,606
2024	282,205	76,763
2025	301,133	81,159
2026	253,193	85,805
Thereafter	4,201,211	1,393,718
	$5,518,893	$1,778,725

THERAPLANT, LLC

Notes to Consolidated Financial Statements (Continued)

6.	MEMBERS’ EQUITY

The Company’s operating agreement provides for the issuance of Angel Founders Units, Series A Units, Series R Units and Service Units.

The Angel Founders Units, Series A Units and Series R Units have voting rights, whereas the Service Units are non-voting.

The operating agreement allows for Managing Members to make periodic distributions to Members in connection with taxable income allocated to Members for income tax purposes multiplied by the top individual income tax rate at the time of the distribution (“Tax Distributions”). Other distributions, as approved by Managing Members, are based on each Members’ unit percentage interest. Distributions to Angel Founder Members were subordinated to a return of the Series A Members value of their capital interests at the time of the issuance of the Series R Units. The Series A Preferred Members had a preference on distributions (“Preferred Distributions”) totaling 90% of any distributions until they received their initial investment plus an additional 35%. Only Angel Founder Members were entitled to the 10% distribution until the Series A Members were paid off. Once the Series A Members have received their initial investment plus the 35%, all distributions going forward are paid pro-rata amongst all units.

The Company issued 110,000 Angel Founder Units, and 42,761 Series A Units during 2013. On September 17, 2018, the Company issued 54,000 Series R Warrants. On January 7, 2020, 29,000 Series R Warrants were exercised, and on March 12, 2020, the remaining 25,000 Series R Warrants were exercised, resulting in 54,000 Series R Units being issued in exchange for the warrants. As of September 30, 2021 and December 31, 2020, the Company has issued and outstanding 110,000 of Angel Founder Units, 54,000 of Series R Units, and 42,761 of Series A Units. Except for Tax Distributions and Preferred Distributions as discussed above, distributions are to be made to Members in proportion to their respective Percentage Interests as of the time of such distribution.

All Service units are intended to constitute profit interests for U.S. federal income tax purposes. As of September 30, 2021, and December 31, 2020, no Service Units have been issued.

THERAPLANT, LLC

Notes to Consolidated Financial Statements (Continued)

7.	STOCK-BASED COMPENSATION

On September 17, 2018, the Company issued 54,000 warrants to various members of management. The warrants vested immediately and had an exercise price of $1 per unit. The fair value of the warrants at the time of issuance was determined to be $1,921,860. As the warrants vested immediately, the Company recorded stock-based compensation of $1,921,860 on the date of issuance. During the nine months ended September 30, 2020, the warrant holders exercised their options resulting in the Company issuing 54,000 Series R Units to the warrant holders (see Note 6).

The fair value of warrants granted with a fixed exercise price was determined using the Black-Scholes option-pricing model with the following assumptions at the time of grant:

	Number of arrants	Weighted Average Exercise Price
Balance, December 31, 2019	54,000	$1
Granted	-	-
Exercised	(54,000)	$1
Balance, September 30, 2020	-	$-

Stock price volatility was estimated by using the average historical volatility of comparable companies from a representative peer group of publicly-traded cannabis companies. The expected life represents the period of time that the warrants granted are expected to be outstanding. The risk-free rate was based on United States Treasury zero coupon bond with a remaining term equal to the expected life of the options.

8.	COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulations, medical cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

On March 14, 2021, the Company received a letter from counsel for four (4) members of the Company (i) requesting information regarding the 2018 issuance of warrants to certain members of management and a consultant of the Company, and (ii) alleging potential claims against the Company, including for breach of fiduciary duty, fraudulent misrepresentation and omissions, and potentially breach of the Company’s operating agreement. The Company, through its legal counsel has responded to two separate information requests and no claims have been filed. Because the Company has not concluded that the likelihood of an unfavorable outcome in either “probable” or “remote,” the Company expresses no opinion as to the likely outcome of such matter. Furthermore, the Company is unable to provide an estimate of the amount or range of potential loss if the outcome of pending or overtly threatened litigation, claims or assessments should be unfavorable.

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At September 30, 2021 and December 31, 2020, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s consolidated operations. There are also no proceedings in which any of the Company’s Managing Members or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

On March 12, 2021, the Company entered into a definitive agreement with Greenrose Acquisition Corp, (Greenrose), a special purpose acquisition company, to sell 100% of its equity to Greenrose for approximately one hundred million dollars and assumption of its debt, subject to regulatory and stockholder/equity holder’s approval as well as other customary closing conditions.

THERAPLANT, LLC

Notes to Consolidated Financial Statements (Continued)

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)

On August 10, 2021, the Company agreed to an amendment of the original agreement with the Acquirer. The amendment provides for $50,000,000 of additional consideration, in the form of common stock of the Acquirer, valued at $10 per share. This additional consideration is in addition to the $100,000,000 of cash consideration provided for in the original agreement. The Company also agreed to extend the date on which either party can terminate the definitive agreement from August 13, 2021 to November 30, 2021.

9.	NET INCOME PER SHARE

Basic and diluted net income per share attributable to members was calculated as follows:

	Three Months Ended September 30,
	2021			2020
	Angel Founder Units	Series A Units	Series R Units	Angel Founder Units	Series A Units	Series R Units
Net income allocation	$1,510,729	$587,276	$741,631	$1,987,789	$772,726	$975,823
Weighted average units - basic	110,000	42,761	54,000	110,000	42,761	54,000
Weighted average units - diluted	110,000	42,761	54,000	110,000	42,761	54,000
Earnings per unit - basic	$13.73	$13.73	$13.73	$18.07	$18.07	$18.07
Earnings per unit - diluted	13.73	13.73	13.73	18.07	18.07	18.07

	Nine Months Ended September 30,
	2021			2020
	Angel Founder Units	Series A Units	Series R Units	Angel Founder Units	Series A Units	Series R Units
Net income allocation	$4,746,275	$1,845,049	$2,329,990	$3,291,789	$5,946,696	$1,430,059
Weighted average units - basic	110,000	42,761	54,000	110,000	42,761	54,000
Weighted average units - diluted	110,000	42,761	54,000	110,000	42,761	54,000
Earnings per unit - basic	$43.15	$43.15	$43.15	$29.93	$139.07	$26.48
Earnings per unit - diluted	43.15	43.15	43.15	29.93	139.07	26.48

10.	SUBSEQUENT EVENTS

For the nine months ended September 30, 2021, the Company has evaluated subsequent events for potential recognition and disclosures through the date the consolidated financial statements were available to be issued and no material subsequent events were identified.